Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.
Execution Copy

SECURITY ASSIGNMENT AGREEMENT
(SICHERUNGSABTRETUNGSVERTRAG)
between
Li-Cycle Germany GmbH
(as Assignor)
and
Glencore Canada Corporation
(as Collateral Agent)

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TABLE OF CONTENTS
2.    Assignment    9
3.    Assignment regarding Current Accounts    9
4.    Assignment and Passing Over of Security and Other Rights    9
5.    Security Purpose    10
6.    List of Receivables    10
7.    Notification to Third Party Debtor    11
8.    Bookkeeping and Data-Processing    11
9.    Collection of Receivables by the Assignor    12
10.    Representations and Warranties    13
11.    Undertakings    14
12.    Enforcement    15
13.    Enforcement Limitations    16
14.    Independent and continuing Security    20
15.    Release (Sicherheitenfreigabe)    20
16.    No Recourse against Third Parties    21
17.    Assignment    22
18.    Partial Invalidity    22
19.    Conflicts    23
20.    Amendments    23
21.    Waivers    23
22.    Notices and their Language    23
23.    Governing Law; Jurisdiction    25
24.    Conclusion of this Agreement (Vertragsschluss)    26
Schedule 1 Receivables    28

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Schedule 2 Form of Notification Letter    29
Signature Pages    31

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This GLOBAL ASSIGNMENT AGREEMENT (the "Agreement") is made on ___May 31_______ 2024 and entered into
BETWEEN:
(1)Li-Cycle Germany GmbH, a company incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, with its registered seat in Sülzetal OT Osterweddingen, Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Stendal under registration number HRB 32081 in its capacity as assignor (the "Assignor"); and
(2)Glencore Canada Corporation, an Ontario corporation having an address at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, in its capacity as collateral agent under the Finance Documents (as defined in the Note (as defined below)) (the "Collateral Agent").
The institutions named in (1) to (2) are hereinafter together referred to as the "Parties" and each as a "Party".
WHEREAS:
(A)Pursuant to an amended and restated note purchase agreement dated March 25, 2024 (the "Note Purchase Agreement") among Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 207 Queens Quay West, Suite 590, Toronto, Ontario M5J 1A7 (the "Company" or the "Issuer"), Glencore Ltd., a Swiss company having an address at 330 Madison Ave., New York, NY 10017 and the Collateral Agent as purchaser (the Collateral Agent in such capacity the "Purchaser") and collateral agent, the Company has issued and sold to the Purchaser, the senior secured convertible note due five years from the Closing Date (as defined therein) in the aggregate amount of $75,000,000 (referred to herein as the "Note") in accordance with the terms and conditions set forth therein.

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(B)Pursuant to a note guaranty dated March 25, 2024 (the "Note Guaranty"), certain subsidiaries of the Issuer from time to time party thereto as note guarantors (the "Note Guarantors") agreed to guaranty the Secured Obligations of the Issuer and the other Note Parties. By way of a joinder agreement dated on or about the date hereof, the Pledgor acceded to the Note Guaranty as Note Guarantor.
(C)It is a condition of the Note the Assignor assign its Receivables (as defined below) to the Collateral Agent as collateral for the Secured Obligations (as defined below).
(D)The security created by or pursuant to this Agreement is to be held and administered by the Collateral Agent pursuant to the terms of the Note Purchase Agreement.
IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement:
"AktG" means the German Stock Corporation Act (Aktiengesetz).
"Ancillary Rights" means any present and future, actual and contingent ancillary rights (Neben-, Hilfs- und Vorzugsrechte) and claims to and surrogates for any of the Receivables, as well as any present and future, actual and contingent rights and claims derived from the underlying contractual or other relationship on which such Receivable is based, including monetary claims for damages and/or unilateral rights (Gestaltungsrechte) of the Assignor.
"Assigned Receivables" means any of the Receivables and Ancillary Rights assigned by the Assignor to the Collateral Agent under this Agreement.

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"Authorization" means the authorization granted by the Collateral Agent to the Assignor pursuant to Clause 9.1 (Authorization).
"BGB" means the German Civil Code (Bürgerliches Gesetzbuch).
"Enforcement Event" means an Event of Default that has occurred and is continuing.
"Event of Default" has the meaning assigned to such term in Section 7 of the Note.
"Finance Documents" has the meaning given to such term in the Note Purchase Agreement.
"GmbHG" means the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung).
"Group" means the Company and each of its subsidiaries from time to time.
"Guaranty Parallel Debt" means the independent payment obligation of any Note Guarantor under the Note Guaranty to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Guarantor under each of the Finance Documents (as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Secured Parties.
"HGB" means the German Commercial Code (Handelsgesetzbuch).
"InsO" means the German Insolvency Code (Insolvenzordnung).
"Noteholder" means the Purchaser and each other person that becomes a holder of a note issued pursuant to the terms of the Note and Section 5(d) of the Note Purchase Agreement and has not cased to be a holder of such notes.

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"Parallel Debt" means the independent payment obligation of any Note Party under the Note Purchase Agreement to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Guarantor under each of the Finance Documents (as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Secured Parties.
"Notification Letter" has the meaning set forth in Clause 7 (Notification to Third Party Debtor).
"Receivables" means collectively in relation to the Assignor all of the Assignor's present and future, actual or contingent rights and claims under or with respect to any present and future agreements between the Assignor and another member of the Group, in particular loan agreements, domination and/ or profit and loss pooling agreements (Beherrschungs- und/ oder Gewinnabführungsverträge) and any current account arrangements, including those specified in Schedule 1 (Receivables) including, in each case, any Ancillary Rights and present and future, actual and contingent claims arising from warranties, representations, indemnities, unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).
"Secured Obligations" means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in such proceeding) on the Note, premium, penalties, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities, and all other advances to, debts, liabilities and obligations of any Note Party to the Noteholder, the Collateral Agent or any indemnified party arising under the Finance Documents in respect of any Note, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising, including the

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Secured Parallel Debt Obligations and including any claims based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt) and claims arising from the insolvency administrator's discretion to perform obligations in agreements according to Sec. 103 InsO.
"Secured Parallel Debt Obligations" means (i) the Parallel Debt and (ii) the Guaranty Parallel Debt.
"Secured Party" has the meaning given to such term in the Note.
"Third Party Debtor" means any debtor of any Receivable.
1.2Construction
In this Agreement:
a)capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note and, if not defined therein, the Note Purchase Agreement;
b)any reference to a defined document is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time;
c)a reference to any person includes such person's successors, transferees and assignees;
d)where the context so permits, the singular includes the plural and vice versa;
e)the headings are for convenience only and are to be ignored in construing this Agreement;
f)any reference to the term "including" means "including, but without limitation" and any reference to the term "promptly" means "without undue delay (unverzüglich)" within the meaning of Sec. 121 BGB; and

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g)any reference to a "Clause" or a "Schedule" shall, subject to any contrary indication, be construed as a reference to a Clause or a Schedule hereof.
1.3Language
This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.
2.ASSIGNMENT
2.1The Assignor hereby assigns for security purposes (Sicherungsabtretung) to the Collateral Agent in its capacity as trustee for the Secured Parties the Receivables. The assignment of Receivables includes any future Receivables of any legal successor (Gesamtrechtsnachfolger) of the Assignor.
2.2The Collateral Agent hereby accepts the assignment of the Receivables.
3.ASSIGNMENT REGARDING CURRENT ACCOUNTS
In case any kind of a current account relationship (unechtes oder echtes Kontokorrentverhältnis) exists at present or comes into existence in future between the Assignor and any of the Third Party Debtors, the Assignor hereby assigns, as collateral for the Secured Obligations, all present and future, actual and contingent rights and claims in respect of such current account relationship (including claims as a result of fixing a balance (Saldofeststellung), the rights for termination of the current account relationship and the right for fixing an actual balance) to the Collateral Agent. The Collateral Agent hereby accepts such assignment and authorizes the Assignor, at all times prior to delivery of a written notice to the Assignor by the Collateral Agent upon or after the occurrence of an Enforcement Event, to exercise the rights assigned to the Collateral Agent pursuant to this Clause 3.

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4.ASSIGNMENT AND PASSING OVER OF SECURITY AND OTHER RIGHTS
a)Together with the Receivables, any rights from the relevant underlying transactions shall automatically pass over to the Collateral Agent. To the extent that such a right constitutes a security interest which does not pass over to the Collateral Agent by operation of law, such security interest shall pass over to the Collateral Agent, including any corresponding claims for surrender (Herausgabeansprüche) against the relevant direct possessor. The Collateral Agent hereby accepts such transfer. If the Assignor is in direct possession of any asset transferred to it for security purposes, delivery of any such asset to the Collateral Agent shall be replaced by the Assignor hereby assuming gratuitous custody (unentgeltliche Vewahrung) in respect of any such asset for the benefit of the Collateral Agent.
b)The Collateral Agent authorizes the Assignor at all times prior to delivery of written notice from the Collateral Agent to the Assignor upon or after the occurrence of an Event of Default which is continuing, to release and retransfer any security provided in respect of the Receivables as soon as the respective Receivable has been discharged. Upon the occurrence of an Event of Default which is continuing, and at least concurrent notice to the Assignor, the Collateral Agent shall release and retransfer such security as soon as the respective Receivable has been discharged.
5.SECURITY PURPOSE
All assignments and transfers hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Secured Obligations. The assignments shall also cover any future extension or increase of the Secured Obligations and the Assignor hereby expressly agrees that the assignments shall secure the Secured Obligations as extended or increased from time to time.

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6.LIST OF RECEIVABLES
6.1Provision of Lists of Receivables
Notwithstanding the lists of Receivables delivered as of the date of this Agreement and as contained in Schedule 1 (Receivables) (the "Initial Lists of Receivables") (if any), the Assignor shall (i) within ten (10) Business Days after each of June 30, and (ii) at any time upon written request after the occurrence of an Enforcement Event deliver to the Collateral Agent lists (each such list of Receivables a "List of Receivables") setting out the names and addresses of the Third Party Debtors, the outstanding amounts and the due dates for payment and the legal basis for the Receivable (i.e. invoice number, order number, contract with date etc.).
6.2Form of Lists of Receivables
Any List of Receivables may be delivered to the Collateral Agent in electronic form (including as an e-mail attachment) or in such other form as may be agreed between the Collateral Agent and the Assignor, provided that the Collateral Agent may in its sole discretion request a print-out in addition to such other form.
6.3Purpose of Lists of Receivables
The Initial Lists of Receivables and any List of Receivables delivered pursuant to this Agreement are for notification purposes only and if for any reason whatsoever the relevant Receivables are not, or are incompletely contained in the respective Initial List of Receivables and/or List of Receivables presented, then the assignment of the Receivables shall not be affected thereby.
6.4Data protection laws
The Assignor's obligation to provide information in relation to the Receivables pursuant to the terms of this Agreement shall not require it to act in violation of data

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protection laws, in particular, but not limited to the Federal Data Protection Act (Bundesdatenschutzgesetz) or other applicable data protection laws and regulations.
7.NOTIFICATION TO THIRD PARTY DEBTOR
The Assignor shall promptly upon the occurrence of the Enforcement Event notify each of its respective Third Party Debtors of the assignment constituted hereunder substantially in the form set out in Schedule 2 (Form of Notification Letter) (the "Notification Letter"), and shall send a copy of each Notification Letter dispatched to a Third Party Debtor to the Collateral Agent.
8.BOOKKEEPING AND DATA-PROCESSING
8.1Bookkeeping
If proof or documents which are necessary to identify the Receivables have been handed over by the Assignor to a third party (in particular a bookkeeping firm or a tax consultant), the Assignor hereby assigns to the Collateral Agent, who hereby accepts such assignment, its right to demand from such third party the return of the information and documents. The Assignor hereby undertakes, at the Collateral Agent's written request once an Event of Default has occurred, to instruct the third party to provide the Collateral Agent with such information and documents which are necessary to perfect and/or enforce the security created hereby. At all times prior thereto, the Collateral Agent authorizes the Assignor to exercise the rights assigned to the Collateral Agent pursuant to this Clause 8.1.
8.2Electronic data processing and bookkeeping by third parties
If information concerning the Receivables or any part thereof have been stored in an electronic data-processing system, then, at the Collateral Agent's written request once an Event of Default has occurred, the Assignor shall allow the Collateral Agent access to the computer, including the peripheral equipment and all data concerning the Receivables or such part thereof. Moreover, software operators shall be made available

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insofar as so required, and any assistance required shall be provided to the Collateral Agent. If a third party handles the electronic processing of data, the Assignor hereby (with effect from the Collateral Agent's above request) assigns to the Collateral Agent, who hereby accepts such assignment, all rights against such third party relating to these services, and instructs such third party to handle the processing of data for the Collateral Agent upon its request as it did for the Assignor, in which case the Assignor shall be given access to any data it requires in its ordinary course of business.
9.COLLECTION OF RECEIVABLES BY THE ASSIGNOR
9.1Authorization
The Collateral Agent authorizes the Assignor to collect, dispose of or otherwise, deal with its Receivables in the ordinary course of its business and to the extent not prohibited under the Finance Documents at all times prior to delivery of written notice to the Assignor by the Collateral Agent upon or after the occurrence of an Event of Default which is continuing (such authorization hereinafter referred to as the "Authorization"). The Authorization shall lapse automatically upon the occurrence of an Event of Default which is continuing and at least concurrent written notice to the Assignor. The Collateral Agent may give notice to this effect towards the Assignor.
9.2Payment by bill of exchange or cheque
If payments in respect of the Receivables are made by cheque or bill of exchange, the ownership in the documents shall pass to the Collateral Agent as collateral for the Secured Obligations upon the Assignor acquiring such ownership. Physical delivery of cheques and bills of exchange to the Collateral Agent shall be replaced by an undertaking of the Assignor to hold such cheques and bills of exchange in gratuitous custody (unentgeltliche Vewahrung) for the Collateral Agent or, if the Assignor does not obtain actual possession of such documents, the Assignor hereby assigns to the Collateral Agent in advance all of its claims for delivery thereof against third parties as

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collateral for the Secured Obligations. The Collateral Agent accepts the transfers and assignments pursuant to this Clause 9.2.
9.3Turnover
In the event that after the lapse of the Authorization pursuant to Clause 9.1 (Authorization) above the Assignor receives payments in relation to the Receivables, it shall promptly inform the Collateral Agent of such payments and the relevant Receivables and forward any amount received to the Collateral Agent.
10.REPRESENTATIONS AND WARRANTIES
The Assignor represents and warrants to the Collateral Agent by way of an independent guarantee (selbstständiges Garantieversprechen) that at the date of this Agreement:
a)the information contained in (i) Schedule 1 (Receivables) is true, accurate and complete in all material respects as of its respective date (if any) and (ii) any List of Receivables delivered in accordance with Clause 6.1 will be true, accurate and complete in all material respects as of its respective date;
b)it is the sole legal and beneficial (wirtschaftlicher) owner of the Receivables assigned by it and such Receivables are free from any rights of third parties (including pre-emption rights) and in each case free from encumbrances; and
c)the Receivables are assignable (abtretbar), can be freely assigned by the Assignor and have not been assigned otherwise.
11.UNDERTAKINGS
The Assignor undertakes to the Collateral Agent:

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a)to promptly inform the Collateral Agent of any attachments (Pfändung) in respect of any of the Receivables or any part thereof or any other events, circumstances or measures which are reasonably likely to impair or jeopardize the validity or enforceability of the Collateral Agent's security interests hereunder. In the event of an attachment, the Assignor undertakes to promptly forward to the Collateral Agent a copy of the attachment order (Pfändungsbeschluss), the garnishee order (Überweisungsbeschluss) and all other documents necessary or expedient for a defense against the attachment. The Assignor shall promptly inform the attaching creditor of the Collateral Agent's security interests hereunder;
b)not to create or permit to subsist any encumbrance over all or any of the Receivables assigned by it or any interest therein or otherwise sell, assign, transfer or dispose of the whole or any part of such Receivables or any interest therein (including, for the avoidance of doubt, any transfer by means of universal or partial succession (Gesamtrechtsnachfolge, partielle Gesamtrechtsnachfolge)), unless otherwise permitted under the Finance Documents; and
c)to refrain from any acts or omissions, the purpose or effect of which is or would be the material dilution of the value of the Receivables or the Receivables ceasing to be assignable or subjecting any Receivable to any law other than German law other than in the Assignor's ordinary course of business, unless otherwise permitted under the Finance Documents;
provided that the foregoing undertakings shall not limit or restrict the Assignor from taking any action which is permitted under the Finance Documents.

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12.ENFORCEMENT
12.1Enforcement right
Following the occurrence of an Enforcement Event, the Collateral Agent shall, without prejudice to its rights under Clauses 9.1 (Authorization) and 7.4 (Notification by the Collateral Agent), be entitled to (i) notify any Third Party Debtor of the assignment hereunder by sending a Notification Letter and/or a completed Blank Notification Letter or may request the Assignor to do so which shall promptly comply with such request at its own costs, (ii) arrange for the realization of the Receivables as provided for under German law (including by way of collection or sale) in accordance with the provisions of the Note Purchase Agreement and (iii) exercise any of the Ancillary Rights.
12.2Notification
The Collateral Agent will notify the Assignor one (1) week prior to the enforcement of the Receivables (or any of them) according to this Clause 12. However, such notice shall not be required if (i) the Assignor has generally ceased to make payments (Zahlungen eingestellt), (ii) an application for the institution of insolvency proceedings or similar proceedings is filed by or against the Assignor or (iii) the Collateral Agent reasonably determines that the observance of the notice period would endanger the security interest of the Collateral Agent.
12.3Collateral Agent's discretions
The Collateral Agent shall be entitled to determine in its sole discretion which of several security interests, if applicable, shall be realized to satisfy the Secured Obligations. If the Collateral Agent collects or sells any Receivables pursuant to this Clause 12, it may take all measures and enter into all agreements that it deems necessary, including the granting of discounts or indulgence to any Third Party Debtors and/or the entering into settlement agreements in relation to Receivables at any time.

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12.4Documents
To the extent that the Authorization has lapsed in accordance with this Agreement, the Collateral Agent may request that all documents relating to the Receivables be handed over to it and the Assignor hereby agrees to comply with any such request.
12.5Collection by Assignor
Upon becoming entitled to enforce the security interests created hereunder in accordance with this Clause 12, the Collateral Agent may request the Assignor to collect the Receivables and the Assignor shall promptly comply with such request at its own costs and expenses. The Collateral Agent has the right to instruct the Assignor to pay proceeds of collection to an account of the Collateral Agent, to procure that the Third Party Debtors pay directly to an account of the Collateral Agent or otherwise direct the manner of collection as the Collateral Agent may reasonably require. The Assignor shall promptly comply with such request.
12.6Assistance by Assignor
The Assignor shall, at its own costs and expenses, render forthwith all assistance reasonably necessary in order to facilitate the prompt enforcement and realization of the Receivables by the Collateral Agent in accordance with this Agreement.
13.ENFORCEMENT LIMITATIONS
13.1The right to demand payment under this Agreement and to enforce the security created under this Agreement against the Assignor to the extent the security relates to obligations of a direct or indirect shareholder of the Assignor or Subsidiaries of such shareholders (except where such entity is, at the same time, a Subsidiary of the Assignor), shall be limited to the amount which may be paid by it or enforced against

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it without causing a Capital Impairment as determined by application of the following paragraphs ("German Maximum Amount"):
a)A "Capital Impairment" occurs if the payment or enforcement causes (A) the Assignor's net assets to be (determined in accordance with the provisions of the HGB consistently applied by the Assignor in preparing its unconsolidated balance sheets (Jahresabschluss) according to section 42 of the GmbHG and in accordance with sections 30, 31 GmbHG (as applicable at the time of enforcement) and by only taking into account the sum of the values of the assets of the Assignor which correspond to those items listed in section 266 subsection (2) A, B, C, D and E HGB less the Assignor's liabilities, consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B (but disregarding, for the avoidance of doubt, any provisions (Rückstellungen) in respect of the Note Guaranty), C, D and E HGB and any amounts not available for distribution according to section 253 paragraph 6 or section 268 subsection (8) HGB but, for the avoidance of doubt, excluding any liabilities under or relating to the Secured Obligations) and in each case subject to the adjustments under sub-paragraph (b) below (the "Net Assets") to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or (B) if the Assignor's Net Assets are already less than its registered share capital, the German Note Guarantor's Net Assets to be further reduced (Vertiefung einer Unterbilanz).
b)For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows: (A) the amount of any increase of the stated share capital (Stammkapital) of the Assignor registered after the date of this Agreement without the prior written consent of the Collateral Agent shall not be taken into account; (B) any funds received by the Issuer under the Notes Purchase Agreement which have been or are on-lent or otherwise passed on to the relevant Assignor or to any subsidiary of such Assignor and have not yet been repaid at the time when payment of a Secured Obligation is demanded,

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shall be disregarded as assets; (C) loans provided to the Assignor by the Issuer or any subsidiary of the Issuer which are subordinated by law or by contract shall be disregarded as liabilities; and (D) any loans or other liabilities of the Assignor incurred in violation of any of the provisions of the Finance Documents shall be disregarded as liabilities.
13.2The limitation of the enforcement of the security of the Assignor to the German Maximum Amount shall only apply if and to the extent that the managing director(s) (Geschäftsführer) of the Assignor on behalf of relevant Assignor have confirmed in writing to the Collateral Agent within 10 (ten) Business Days following the Collateral Agent's demand under the security to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the "Management Determination"). Such confirmation shall comprise an up-to-date balance sheet of the Assignor and a detailed calculation of the amount of the Net Assets and share capital (taking into account the adjustments set out in sub-paragraph (b) above) of the Assignor. The relevant Assignor shall fulfil its obligations under the security within 3 (three) Business Days of providing the Management Determination (and the Collateral Agent shall be entitled to enforce the security) in an amount which pursuant to the Management Determination would not cause a Capital Impairment (irrespective of whether or not the Collateral Agent agrees with the Management Determination).
13.3If the Collateral Agent, acting reasonably, disagrees with the Management Determination, the Assignor shall, in consultation with the Collateral Agent, instruct (at its own cost and expense) a firm of auditors of international standing and reputation to draw-up within 20 (twenty) Business Days (or such longer period as has been agreed between the Assignor and the Collateral Agent) from the date the Collateral Agent has contested the Management Determination an up-to-date balance sheet of the Assignor together with a detailed calculation of the amount of the Net Assets and share capital and to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the "Auditor's Determination"). The amounts determined in the Auditor's Determination shall be (except for manifest error) binding for all Parties. The Assignor shall fulfil its obligations under the security within 3 (three) Business Days

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of providing the Auditor's Determination (and the Collateral Agent shall be entitled to enforce the security) in an amount which pursuant to the Auditor's Determination would not cause a Capital Impairment.
13.4If and to the extent that the security has been enforced without regard to the German Maximum Amount because the amount payable under the security resulting from the Auditor's Determination is lower than the respective amount resulting from the Management Determination, the Collateral Agent shall upon demand of the Assignor repay the difference between the amount paid and the amount payable resulting from the Auditor's Determination calculated as of the date the demand under the security was made.
13.5The limitation of the enforcement of the security of the Assignor to the German Maximum Amount does not apply (A) if the Assignor does not provide the Management Determination within the time frame set out above; (B) to any amounts which correspond to funds that have been received by the Issuer under the Notes Purchase Agreement and have been on-lent to, or otherwise been passed on to, the relevant Assignor or any of its Subsidiaries to the extent that any such on-lent or passed-on amount is still outstanding at the date demand under the Note Guaranty is made; (C) to any amounts payable under the Note Guaranty if and as long as the Assignor is subject to a domination and/or profit and loss transfer agreement (either directly or through a chain of such agreements) pursuant to Section 291 AktG on the date of the enforcement of the security as dominated company with the Issuer or another Note Guarantor whose obligations are secured by the security of the Assignor (and which shall be enforced against the Assignor) as dominating company; (D) if and to the extent the Assignor holds a fully recoverable loss compensation claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the Issuer or another Note Guarantor whose obligations are secured by the security of the Assignor (and which shall be enforced against the Assignor) that can be accounted for in the balance sheet as full value; (E) if the Assignor is insolvent; or (F) if and to the extent (based on changes in law or based on a decision of the Federal Supreme Court (BGH)) the enforcement of the security granted by the Assignor under this Agreement does not

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result in a personal liability of the managing directors (Geschäftsführer) of the Assignor including pursuant to section 43 GmbHG, each as amended, supplemented and/or replaced from time to time.
13.6If the Management Determination shows that a Capital Impairment would occur upon payment under the security, the Assignor shall realise all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under the security. If the relevant assets are necessary for the business of the Assignor (betriebsnotwendig), it will use its best efforts to realize the higher market value (including by sale and lease-back or similar measures).
14.INDEPENDENT AND CONTINUING SECURITY
14.1This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Notes Purchase Agreement or the Finance Documents or in any document or agreement related to any of the Note Purchase Agreement or the Finance Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Assignor pursuant to it.
14.2This Agreement is independent from any other security or guarantee which may have been or will be given to the Collateral Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.
14.3The Assignor hereby agrees that the security created pursuant to this Agreement shall not be affected by any transfer or assumption (for whatever reason) of the obligations owed by the Assignor in connection with the Secured Obligations to, or by, any third party (Schuldübernahme). Sec. 418 BGB (applied by analogy (analoge Anwendung)) shall not be applicable in such case.

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15.RELEASE (SICHERHEITENFREIGABE)
Without prejudice to and in addition to any other release provisions under the Notes Purchase Agreement or the Finance Documents if, at any time, the total value of the collateral created hereunder and realizable on enforcement (the "Realisable Value") exceeds 110% of the Secured Obligations (the "Limit") not only temporarily, the Collateral Agent shall on the Assignor's demand release such collateral (Sicherheitenfreigabe) as the Collateral Agent (reasonably taking into account the Assignor's legitimate interests) deems fit so as to reduce the Realisable Value to the Limit. If VAT (Umsatzsteuer) is chargeable on any action taken by the Collateral Agent in enforcing the Collateral, the Limit shall be increased by the amount of VAT payable by the Collateral Agent.
16.NO RECOURSE AGAINST THIRD PARTIES
Other than as permitted by the Note Purchase Agreement or the Finance Documents,
a)the Assignor may not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement:
(i)to be indemnified by another Note Party;
(ii)to claim any recourse from any other chargor of any Note Party's obligations under the Note Purchase Agreement or in the Finance Documents;
(iii)to exercise any right of set-off against any other Note Party; and/or
(iv)to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Secured Parties under the Note Purchase Agreement or the Finance Documents or of any other agreement or of any other guarantee or collateral taken pursuant to, or

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in connection with, the Note Purchase Agreement or the Finance Documents by any Secured Party.
b)The Assignor furthermore hereby waives (by way of an agreement in favor of the Collateral Agent pursuant to Sec. 328 BGB) any contractual and/or statutory damage and/or reimbursement claims (Schadensersatz- und Aufwendungsersatzansprüche) against any other Note Party it may have in case of realization and/or satisfaction of any of the Secured Obligations. For the avoidance of doubt, the Assignor shall not be entitled to demand an assignment of the Secured Obligations to it.
c)If the Assignor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Secured Parties to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Note Parties under or in connection with the Note Purchase Agreement or the Finance Documents to be repaid in full and shall promptly pay or transfer the same to the Collateral Agent or as the Collateral Agent may direct for application in accordance with the instructions of the Secured Parties;
until the Secured Obligations have been finally, but not only temporarily, satisfied and discharged in full.
17.ASSIGNMENT
17.1This Agreement shall be binding upon the Parties and their respective successors in law.
17.2The Collateral Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties under this Agreement to third parties in accordance with the Note Purchase Agreement or the Finance Documents provided that the assignee accepts to be bound by the terms of this Agreement. The Assignor hereby explicitly and irrevocably consents to such assignment and transfer.

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17.3The Assignor shall not assign or transfer any of its rights, claims or obligations under or in connection with this Agreement, unless permitted under the Finance Documents.
18.PARTIAL INVALIDITY
18.1The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity, legality or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties' intent to uphold this Agreement even without the void, invalid or ineffective provisions.
18.2The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.
19.CONFLICTS
Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent with respect to the Receivables hereunder (including any representation and any undertaking) are subject to the provisions of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, and the terms of this Agreement, the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, shall prevail and override anything in this Agreement to the contrary, save if and to the extent that the application of any such terms would affect

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the validity, ranking, priority or enforceability of the Assignment created under this Agreement.
20.AMENDMENTS
Changes and amendments to this Agreement (including to this Clause 21) must be made in writing, unless otherwise required by mandatory law.
21.WAIVERS
No failure or delay by the Collateral Agent in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy. The Finance Documents shall not limit or exclude any statutory legal remedies.
22.NOTICES AND THEIR LANGUAGE
22.1Contact details
All notices and communications under or in connection with this Agreement shall be in writing and shall be delivered by letter, posted or delivered by hand, or fax or email. Each notice or communication shall be given to the relevant Party at the address or fax number or email address and marked for the attention of the person(s) or department from time to time specified in writing by that Party to the other. The initial address, fax number, email address and person(s) or department so specified by each Party are set out below:

For the Assignor:	Li-Cycle Germany GmbH
	Address:	Lange Göhren 4 39171 Sülzetal, Germany
	Fax:	n/a

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	E-mail:	[XXX]
	Attention:	Peter Dürr and Jens Emrich
with a copy to:
	Address:	Freshfields Bruckhaus Deringer LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007
	E-mail:	[XXX]
	Attention:	Andrea M. Basham, Allison R. Liff

For the Collateral Agent:	Glencore Canada Corporate
	Address:	100 King Street West, Suite 6900 Toronto, ON, M5X 1E3 150 East 58th Street, 18th Floor New York, New York 10155
	E-mail:	[XXX]
	Attention:	Legal Department

with a copy (which shall not constitute notice) to:	Weil, Gotshal & Manges LLP
	Address:	767 Fifth Avenue New York, New York
	E-mail:	[XXX]
	Attention:	David Avery Gee, Heather Emmel, Nitin Konchady, Justin Lee
with a copy (which shall not constitute notice) to:	Glencore International AG

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	Address:	Baarermattstrasse 3 CH-6340 Baar Switzerland
	E-mail:	[XXX]
	Attention:	General Counsel

and:	Glencore Ltd.
	Address:	330 Madison Ave. New York, New York 10017
	E-mail:	[XXX]
	Attention:	Legal Department

22.2English language
a)Any notice given under or in connection with this Agreement must be in English.
b)All other documents provided under or in connection with this Agreement must be in English, or, if not in English, and if so required by the Collateral Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
23.GOVERNING LAW; JURISDICTION
a)This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with German law.
b)The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (each a "Dispute").

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c)Sub-paragraph b) is for the Collateral Agent's benefit only. As a result, the Collateral Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.
24.CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)
a)This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. The Parties may choose to conclude this Agreement by an exchange of signed signature page(s) plus a copy of this Agreement, transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or electronic photocopy.
b)If the Parties choose to conclude this Agreement pursuant to sub-paragraph a) above, they will transmit the signed signature page(s) of this Agreement plus a copy of this Agreement to (i) Thomas Zimmermann, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to [XXX] or by facsimilie to [XXX]), (ii) Silvia Lengauer, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to [XXX] or by facsimilie to [XXX]), or (iii) Hans-Christian Mick, Weil, Gotshal & Manges LLP, Taunusanlage 1 (Skyper), 60329 Frankfurt am Main, Germany (e-mail to [XXX] or by facsimilie to [XXX]) (each a "Recipient"). The Agreement will be considered concluded once one of the Recipients has received the signed signature page(s) including, in each case, with a copy of this Agreement (Zugang der Willenserklärung) from all Parties (whether by way of fax, electronic photocopy or other means of telecommunication) and at the time of the receipt of the last outstanding signature page(s) plus a copy of this Agreement by the Recipient.
c)For the purposes of this Clause 25 only, the Parties appoint each of the Recipients as their attorney (Empfangsvertreter) and expressly allow (gestatten) each of the Recipients to collect the signed signature page(s)/

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Agreement from all and for all Parties. For the avoidance of doubt, none of the Recipients will have further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

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SCHEDULE 1
RECEIVABLES
[XXX]

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SCHEDULE 2
FORM OF NOTIFICATION LETTER
- Security Assignment -
[To be printed on letterhead of the Assignor]
[Name and address of Third Party Debtor]
[insert date and place]

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Dear Ladies and Gentlemen,
We hereby give you notice that pursuant to an assignment agreement entered into by us in favor of Glencore Canada Corporation ("Collateral Agent") dated [insert date of the assignment agreement] we have assigned by way of an assignment (Zession) to the Collateral Agent all our present and future receivables [arising from or in connection with [●]] against you together with all ancillary rights pertaining to them. We are authorized by the Collateral Agent to collect the assigned receivables in our own name and for our own account. Please continue to direct any correspondence, requests and payments with respect to the assigned receivables to us. The Collateral Agent will get in touch with you directly and notify you in writing of any possible lapse of our authorization to deal with the assigned receivables and collect the assigned receivables.

Sehr geehrte Damen und Herren,
wir teilen Ihnen hierdurch mit, dass wir mit Abtretungsvertrag vom [Datum des Abtretungsvertrages einfügen] sämtliche bestehenden und künftigen Forderungen mit allen dazugehörenden Rechten gegen Sie aufgrund [Bezeichnung der zugrunde liegenden Rechtsverhältnisse] im Wege der Zession an die Glencore Canada Corporation ("Sicherheiten-Treuhänder") abgetreten haben. Wir sind von dem Sicherheiten-Treuhänder ermächtigt, alle Zahlungen auf die abgetretenen Forderungen im eigenen Namen und für eigene Rechnung einzuziehen und entgegenzunehmen. Bitte adressieren Sie weiterhin jegliche Korrespondenz, sonstige Anträge und Zahlungen betreffend die abgetretenen Forderungen an uns. Der Sicherheiten-Treuhänder wird sich hinsichtlich eines etwaigen Erlöschens unserer Ermächtigung zur Einziehung der abgetretenen Forderungen direkt mit Ihnen in Verbindung setzen und Sie hiervon schriftlich in Kenntnis setzen.

Please acknowledge receipt of this notice and the terms hereof by counter-signing this letter and returning the same to us.	Bitte bestätigen Sie den Erhalt dieser Benachrichtigung, sowie Ihr Einverständnis mit den hierin bestimmten Bedingungen durch Gegenzeichnung dieser Benachrichtigung und Rücksendung an uns.
Yours faithfully,	Mit freundlichen Grüßen

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[insert full name of the Assignor]
By: _______________________________ Name: Title:	By: _______________________________ Name: Title:

_________________________________________________________________________

Acknowledgement of the Third Party Debtor	Bestätigung des Drittschuldners
We acknowledge receipt of this notification letter and confirm our agreement with the terms thereof.	Wir bestätigen den Erhalt der Benachrichtigung und erklären unser Einverständnis mit den darin enthaltenen Bestimmungen.

[insert full name of the Third Party Debtor]
By: _______________________________ Name: Title: Date:	By: _______________________________ Name: Title: Date:

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SIGNATURE PAGES
The Assignor
Li-Cycle Germany GmbH

By: _/s/ Frank Pommerenke______________ Name: Frank Pommerenke Title: Managing Director (Geschäftsführer)
By: _/s/ Udo Schleif___________________ Name: Udo Schleif Title: Managing Director (Geschäftsführer)

[XXXX– Security Assignment Agreement – Signature Page]

The Collateral Agent
Glencore Canada Corporation

By: ____/s/ Adam Luckie_______________ Name: Adam Luckie Title: Authorised Signatory

[XXXX – Security Assignment Agreement – Signature Page]